Exhibit 99.2
FORM 11-K
(Mark One)
☑ ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended	December 31, 2007

OR
☐ TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from	___________________________ to ______________________________

Commission file number	1-10312

SYNOVUS FINANCIAL CORP. EMPLOYEE STOCK PURCHASE PLAN
SYNOVUS FINANCIAL CORP.
1111 BAY AVENUE
SUITE 500
COLUMBUS, GEORGIA 31901
(706) 649-5220

Exhibit 99.2
SYNOVUS FINANCIAL CORP.
EMPLOYEE STOCK PURCHASE PLAN
Financial Statements
December 31, 2007, 2006, and 2005
(With Report of Independent Registered Public Accounting Firm Thereon)

Report of Independent Registered Public Accounting Firm
The Plan Administrator
Synovus Financial Corp.
      Employee Stock Purchase Plan:
     We have audited the accompanying statements of financial condition of the Synovus Financial Corp. Employee Stock Purchase Plan (the Plan) as of December 31, 2007 and 2006, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 2007. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Plan as of December 31, 2007 and 2006, and the results of its operations and changes in its plan equity for each of the years in the three-year period ended December 31, 2007 in conformity with U.S. generally accepted accounting principles.

Atlanta, Georgia
April 25, 2008
KPMG LLP, a U.S. limited liability partnership, is the U.S.
member firm of KPMG International, a Swiss cooperative.

SYNOVUS FINANCIAL CORP.
EMPLOYEE STOCK PURCHASE PLAN
Statements of Financial Condition
December 31, 2007 and 2006

	2007	2006
Assets
Common stock of Synovus Financial Corp. at fair value — 2,516,050 shares (cost $61,891,496) in 2007 and 2,416,444 shares (cost $55,647,706) in 2006	$60,586,481	74,498,981
Dividends receivable	508,893	472,734
Contributions receivable	777,124	691,815

	$61,872,498	75,663,530

Plan Equity
Plan equity (4,771 and 4,476 participants in 2007 and 2006, respectively)	$61,872,498	75,663,530

See accompanying notes to financial statements.

SYNOVUS FINANCIAL CORP.
EMPLOYEE STOCK PURCHASE PLAN
Statements of Operations and Changes in Plan Equity
Years ended December 31, 2007, 2006, and 2005

	2007	2006	2005
Dividend income	$1,992,143	1,891,529	1,843,710
Realized gain on distributions to participants (note 5)	3,672,475	3,983,085	5,394,207
Unrealized (depreciation) appreciation of common stock of Synovus Financial Corp. (note 4)	(20,156,290)	5,042,496	(9,198,096)
Contributions (note 3):
Participants	12,289,728	10,935,315	9,993,103
Participating Employers	6,145,401	5,476,539	4,996,579

	3,943,457	27,328,964	13,029,503

Withdrawals by participants — common stock of Synovus Financial Corp. at fair value (586,786 shares in 2007, 703,082 shares in 2006, and 675,345 shares in 2005) (note 5)	(17,734,489)	(19,576,133)	(19,295,801)

(Decrease) increase in Plan equity for the year	(13,791,032)	7,752,831	(6,266,298)
Plan equity at beginning of year	75,663,530	67,910,699	74,176,997

Plan equity at end of year	$61,872,498	75,663,530	67,910,699

See accompanying notes to financial statements.

SYNOVUS FINANCIAL CORP.
EMPLOYEE STOCK PURCHASE PLAN
Notes to Financial Statements
December 31, 2007, 2006, and 2005
(1)	Description of the Plan

The Synovus Financial Corp. Employee Stock Purchase Plan (the Plan) was implemented as of January 15, 1979. The Plan is designed to enable participating Synovus Financial Corp. (Synovus) and subsidiaries’ employees to purchase shares of Synovus common stock at prevailing market prices from contributions made by them and Synovus and subsidiaries (the Participating Employers).

Synovus serves as the plan administrator. The Plan agent is Mellon Investor Services, LLC, hereafter referred to as “Agent.”

Through June 30, 2002, all employees who worked 20 hours per week or more were eligible to participate in the Plan after completing three months of continuous employment prior to the beginning of a calendar quarter. Effective July 1, 2002, the Plan was amended to allow employees who work twenty hours per week or more to become eligible to participate in the plan on the first payroll date after completing three months of continuous employment. The Plan also permits a participant who has successfully completed the State of Georgia’s Intellectual Capital Partnership Program (ICAPP) to begin participation in the Plan immediately upon the participant’s commencement of employment with a Participating Employer.

Participants contribute to the Plan through payroll deductions as a percentage of compensation. The maximum contribution ranges from 3% to 7% of compensation based on years of service. Through June 30, 2002, the minimum contribution percentage was 0.5% of compensation. Effective July 1, 2002, the minimum allowable contribution is 1% of compensation. Matching contributions to the Plan are to be made by the Participating Employers in an amount equal to one-half of each participant’s contribution. All contributions to the Plan vest immediately.

The Plan provides, among other things, that all expenses of administering the Plan shall be paid by Synovus. Brokers’ fees, commissions, postage, and other transaction costs incurred in connection with the purchase in the open market of Synovus common stock under the Plan are included in the cost of such stock to each participant.

The Plan provides that each participant may withdraw at any time all or some of his or her account balance. The participant may elect to receive the proceeds in the form of shares of common stock of Synovus or in a lump-sum cash distribution. Prior to January 23, 2002, participants who had previously withdrawn shares from their Plan account remained eligible to participate, but with certain exceptions were precluded from receiving matching contributions from the Participating Employers for a specified period of time. Effective January 23, 2002, the Plan was amended to remove the above mentioned restriction on receiving matching contributions upon a withdrawal of shares from the Plan.

The Plan provides that upon termination of participation in the Plan, each former participant will receive, at his or her discretion, (i) the full number of shares of Synovus common stock held on his or her behalf by the Agent, together with a check for any fractional share interest, or (ii) a lump-sum cash distribution for the proceeds of the sale of all shares held by the Agent on his or her behalf.

Participation in the Plan shall automatically terminate upon termination of a participant’s employment whether by death, retirement, or otherwise.
(Continued)

SYNOVUS FINANCIAL CORP.
EMPLOYEE STOCK PURCHASE PLAN
Notes to Financial Statements
December 31, 2007, 2006, and 2005
Synovus expects to maintain the Plan indefinitely, but reserves the right to terminate or amend the Plan at any time, provided, however, that no termination or amendment shall affect or diminish any participant’s right to the benefit of contributions made by him or her, or his or her employer prior to the date of such amendment or termination.

Synovus reserves the right to suspend Participating Employer contributions to the Plan if its board of directors feels that Synovus’ financial condition warrants such action.

(2)	Summary of Significant Accounting Policies

The investment in Synovus common stock is stated at fair value which is based on the closing price at year-end obtained by using market quotations on the principal public exchange market for which such security is traded. The December 31, 2007 and 2006 fair values were $24.08 and $30.83 per share, respectively.

The realized gain on distributions to participants is determined by computing the difference between the average cost per common stock share and the fair value per share at the date of the distribution to the participants, less transaction costs.

Dividend income is accrued on the record date.

The Plan’s investment in the common stock of Synovus is exposed to market and credit risks. Due to the level of risk associated with investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the Plan’s financial statements.

Contributions by participants and Participating Employers are accounted for on the accrual basis.

Withdrawals are accounted for upon distribution. At December 31, 2007, plan investments include 1,296 shares held by 13 terminated employees who have not yet requested distribution in accordance with the terms of the Plan.

The Plan is not qualified under Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended. The Plan does not provide for income taxes because any income is taxable to the participants. Participants in the Plan must treat as compensation income their pro rata share of contributions made to the Plan by their employer. Cash dividends paid on Synovus common stock purchased under the Plan will be taxable to the participants on a pro rata basis for Federal and state income tax purposes during the year any such dividend is received by the participant or the Plan. Upon disposition of the Synovus common stock purchased under the Plan, participants must treat any gain or loss as long-term or short-term capital gain or loss depending upon when such disposition occurs.

Management of the Plan believes that the carrying amount of the receivables is a reasonable approximation of the fair value due to the short-term nature.

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.
(Continued)

SYNOVUS FINANCIAL CORP.
EMPLOYEE STOCK PURCHASE PLAN
Notes to Financial Statements
December 31, 2007, 2006, and 2005
(3)	Contributions

Contributions by Participating Employers and by participants are as follows:

	2007		2006		2005
	Participating		Participating		Participating
Participating Employers	Employers	Participants	Employers	Participants	Employers	Participants

Synovus Financial Corp.	$1,362,408	2,726,269	1,237,122	2,471,345	950,392	1,900,728
Columbus Bank and Trust Company	573,581	1,147,220	474,800	949,024	413,281	826,478
Commercial Bank and Trust Company of Troup County	37,236	74,448	32,634	65,268	34,721	69,435
Commercial Bank of Thomasville	72,805	145,545	67,409	134,813	59,711	119,416
Security Bank and Trust Company of Albany	57,525	115,048	49,890	99,776	45,679	91,353
Sumter Bank and Trust Company	48,271	96,542	48,259	96,515	48,785	97,564
The Coastal Bank of Georgia	71,857	143,773	62,753	125,427	53,951	107,895
First State Bank and Trust Company	47,769	95,346	46,711	93,293	44,225	88,445
Cohutta Banking Company	53,273	106,498	51,147	102,228	54,388	108,771
Bank of Coweta	62,367	124,704	62,632	125,244	62,721	125,436
Citizens Bank & Trust of West Georgia	98,015	195,869	92,512	184,875	101,758	203,503
Synovus Securities, Inc.	125,164	250,254	201,024	394,642	310,009	620,433
Community Bank and Trust of Southeast Alabama	49,290	98,580	42,029	84,056	34,664	69,323
Tallahassee State Bank	25,199	50,398	22,900	45,784	26,833	53,663
CB&T Bank of Middle Georgia	64,561	128,867	44,240	88,356	47,846	95,686
First Community Bank of Tifton	45,649	91,374	38,323	76,640	40,044	80,084
CB&T of East Alabama *	42,991	86,080	39,960	79,920	38,073	76,141
Sea Island Bank	87,746	175,489	63,705	127,405	53,008	106,010
Citizens First Bank	46,668	93,332	43,033	86,047	44,537	89,069
First Coast Community Bank	31,197	62,393	29,246	57,952	29,517	59,030
Bank of Pensacola	126,789	253,541	107,707	215,240	103,597	207,185
Vanguard Bank and Trust	79,304	158,470	69,447	138,888	66,796	133,582
The National Bank of Walton County	39,739	79,478	38,189	75,849	43,807	87,609
Athens First Bank & Trust Co.	192,664	385,297	150,133	299,890	150,307	300,600
Citizens Bank of Fort Valley **	—	—	18,885	37,770	18,803	37,604
First Commercial Bank of Birmingham	237,228	474,230	201,370	402,448	175,218	350,418
First National Bank of Jasper	97,241	194,476	95,648	191,209	95,440	190,867
Sterling Bank	66,592	132,484	53,255	106,230	44,039	88,073
The Bank of Tuscaloosa	70,844	141,681	63,515	126,972	62,944	125,881
First Commercial Bank of Huntsville	83,985	167,971	65,666	131,261	59,169	118,330
Peachtree National Bank	35,438	70,876	51,052	101,947	50,629	101,252
Synovus Mortgage Corp.	219,133	438,031	215,915	431,691	171,157	342,303
Citizens & Merchants State Bank	26,122	52,243	24,247	48,494	24,744	49,486
Synovus Trust Company	305,904	611,995	245,332	489,877	233,262	466,506
The National Bank of South Carolina	376,145	752,260	338,097	676,106	296,227	592,421
Bank of North Georgia	462,183	924,117	322,803	645,592	316,769	633,512
Georgia Bank & Trust	58,091	116,179	47,049	94,065	42,612	85,217
Merit Leasing Corp. ***	—	—	2,661	5,322	3,029	6,057
Total Technology Ventures	11,137	22,273	10,547	21,094	7,439	14,878
Synovus Insurance of Georgia	12,051	24,102	9,295	18,590	12,672	25,343
Creative Financial Group	105,252	210,190	83,317	165,657	68,498	136,991
GLOBALT, Inc.	62,789	125,511	56,392	112,782	50,618	101,234
Machinery Leasing Co., Inc. ****	—	—	—	—	2,349	4,698
The Bank of Nashville	69,010	138,015	53,341	106,667	51,561	103,117
Synovus Investment Advisors ***	—	—	42,362	84,551	46,022	92,042
First Nation Bank	41,820	83,584	56,992	113,346	54,256	108,506
Synovus Bank of Jacksonville	41,600	83,201	36,143	72,284	27,738	55,474
Trust One Bank	73,391	146,628	65,232	130,234	63,388	126,772
Synovus Insurance of Florida	212	425	516	1,033	414	831
Synovus Insurance of Alabama	605	1,210	240	480	—	—
First Florida Bank	55,155	110,307	30,339	60,677	—	—
Cohutta Banking Company of Tennessee	8,649	17,417	4,749	9,497	1,622	3,244
Synovus Bank of Tampa Bay	182,756	365,507	165,774	330,962	157,310	314,607

Total contributions	$6,145,401	12,289,728	5,476,539	10,935,315	4,996,579	9,993,103

*	On August 1, 2005, CB&T Bank of Russell County changed its name to CB&T of East Alabama.

**	On January 16, 2007, this entity was merged with CB&T Bank of Middle Georgia.

***	These entities were dissolved during 2007.

****	This entity had no employees during 2007 and 2006.
(Continued)

SYNOVUS FINANCIAL CORP.
EMPLOYEE STOCK PURCHASE PLAN
Notes to Financial Statements
December 31, 2007, 2006, and 2005
(4)	Unrealized (Depreciation) Appreciation of Common Stock of Synovus Financial Corp.

Changes in unrealized (depreciation) appreciation of Synovus common stock are as follows:

	2007	2006	2005
Unrealized (depreciation) appreciation at end of year	$(1,305,015)	18,851,275	13,808,779
Unrealized appreciation at beginning of year	18,851,275	13,808,779	23,006,875

Unrealized (depreciation) appreciation for the year	$(20,156,290)	5,042,496	(9,198,096)

(5)	Realized Gain on Withdrawal/Distributions to Participants

The gain realized on withdrawal/distributions to participants is summarized as follows:

	2007	2006	2005
Fair value at dates of distribution or redemption of shares of Synovus common stock	$17,734,489	19,576,133	19,295,801
Less cost (computed on an average cost basis) of shares of Synovus common stock distributed or redeemed	14,062,014	15,593,048	13,901,594

Total realized gain	$3,672,475	3,983,085	5,394,207